                                                                    Exhibit 10.1

                   IN THE UNITED STATES DISTRICT COURT FOR THE
                          WESTERN DISTRICT OF MISSOURI
                                WESTERN DIVISION

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                                    )
IN RE AMERICAN ITALIAN PASTA        )     Consolidated Civil Action No.
COMPANY SECURITIES                  )     05-CV-0725-W-ODS
LITIGATION                          )
                                    )
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                            STIPULATION OF SETTLEMENT
                  WITH DEFENDANT AMERICAN ITALIAN PASTA COMPANY
                            AND INDIVIDUAL DEFENDANTS

     This Stipulation of Settlement (the "Stipulation"), dated as of October 26,

2007, is made and entered into among the following parties to the above-entitled action,  through their respective counsel of record: (1) the Lead Plaintiff,  on behalf of itself and each of the members of the Class and Stub Period Class; and

(2) the Settling  Defendants.¹  The Settlement set forth in this  Stipulation is intended  by the  Settling  Parties  to  fully,  finally  and  forever  resolve,

discharge  and settle the  Released  Claims,  upon and  subject to the terms and conditions hereof.

I.   BACKGROUND, THE CLASS ACTION, AND MOTION PRACTICE

     A.  American  Italian  Pasta Company  ("AIPC" or the  "Company"),  which is headquartered in Kansas City, Missouri,  is the largest producer and marketer of dry pasta in North America.

________________________________

¹ Capitalized terms are defined below at ¶ 1.

     B. On August 9, 2005, AIPC announced it would delay the filing of financial results for its fiscal third  quarter and  announced  that the  Company's  audit committee  was  "conducting  an  internal  investigation  of certain  accounting procedures and practices." AIPC also announced that it intended to record in the third quarter adjustments  totaling $60.7 million,  which included $36.7 million in asset impairment charges, $6.6 million in expenses and write-downs associated with  promotional  allowances,  and  approximately  $10 million in reserves  and write-downs  associated  with  inventory.

     C. On August 10, 2005, the price of AIPC's common stock fell from $20.94 to

$13.28 per share.  On August 17,  2005,  AIPC's stock price fell again to $11.16 per share.

     D. On October 27, 2005,  AIPC announced that it would restate its financial statements  for fiscal  years  2002-2004,  as well as the first two  quarters of fiscal year 2005.

     E. Beginning in August 2005,  putative  class and  derivative  actions were filed against  Defendants in the United  States  District  Court for the Western

District of Missouri,  alleging claims under the federal  securities laws and/or derivative  claims.  These actions  included:  Stengle v. American Italian Pasta

Co.,  05-725-CV-W-ODS;  Brody v. American  Italian  Pasta Co.,  05-730-CV-W-ODS;

Clark v.  American  Italian  Pasta Co.,  05-769-CV-W-ODS;  Rothstein v. Webster,

05-909-CV-W-ODS;   Fasth  v.  Webster,  05-928-CV-W-ODS;   Corallo  v.  Webster,

05-996-CV-W-ODS;  and  Firefighter's  Pension System of the City of Kansas City,

Missouri Trust v. Patterson, 05-1139-CV-W-ODS.

     F. By  order  dated  December  19,  2005,  all of the  putative  class  and derivative  actions were  consolidated  into a single action and captioned In re

American Italian Pasta Company Securities Litigation, No. 05-CV-0725-W-ODS.

     G. On  December  19,  2005,  the Iron  Workers  Local 40, 361 and 417 Union

Security  Funds  was  appointed  Lead  Plaintiff  to  prosecute  all  class  and derivative claims, and Pomerantz Haudek Block Grossman & Gross LLP was appointed sole Lead Counsel of all class and derivative claims.

     H.   Following   the   appointment,   Lead  Counsel   began  an  exhaustive

investigation  of the facts  that gave rise to the August 9  announcement.  This investigation  included  numerous  interviews of former AIPC employees and other witnesses;  review of correspondence sent by an anonymous letter writer relating to the  facts  at  issue;  review  of  public  filings  with the  United  States

Securities and Exchange  Commission;  and analysis of publicly available trading information.

     I. A consolidated amended complaint was filed on January 19, 2006, alleging both  class and  derivative  claims.  With  respect  to the class  claims,  Lead

Plaintiff  asserted  that  Defendants  issued  false and  misleading  statements starting  on  January  23,  2002 and  continuing  through  August 17,  2005,  in violation of Sections  10(b) and 20(a) of the  Securities  Exchange Act of 1934.

With respect to the derivative claims, it was asserted, among other things, that the Individual Defendants breached fiduciary duties owed to the Company.

     J. The named  defendants  to the class  claims  were  AIPC,  certain of its current and former senior officers and directors  (Timothy S. Webster,  Horst W.

Schroeder,  George D. Shadid,  Warren B. Schmidgall,  Walter N. George, Jerry H.

Dear,  and David B. Potter);  members of its audit  committee  (James A. Heeter,

William R. Patterson,  and Jonathan E. Baum); and Ernst,  the Company's  outside auditor.

     K. On June 19, 2006,  the Court denied motions by certain of the Defendants to dismiss the class claims (except against David B. Potter),  but dismissed the derivative  claims  for

failure to make a pre-suit demand.  Other  derivative  lawsuits not consolidated with the Action are currently pending.

     L. On March 26,  2007,  the  Court  certified  the class  claims as a class action on behalf of all persons who purchased AIPC stock on or after January 23,

2002 and who continued to hold such shares on August 9, 2005.

     M.  Discovery  was underway at the time the Settling  Parties  entered into settlement  negotiations.  A trial date is set for September  2008.  Proceedings with respect to Ernst remain pending.

II.  SETTLEMENT NEGOTIATIONS AND MEDIATION

     A. In early 2007,  Lead  Counsel  and counsel for AIPC  engaged in numerous telephone calls concerning the possibility of settlement.

     B.  Thereafter,  Lead  Plaintiff  and AIPC  agreed  to  mediation.  Gary V.

McGowan,  who is widely recognized to be one of the nation's leading  mediators,

was selected to facilitate the negotiations.

     C. Prior to the first  mediation  conference,  Lead Counsel and counsel for

AIPC prepared and submitted  comprehensive mediation statements to the Mediator.

These  statements  provided  comprehensive  overviews  of the  factual and legal issues implicated by the litigation,  presented their respective views about the strengths and weaknesses of the claims  alleged,  and  highlighted  the critical issues that would determine whether a settlement was possible.

     D. At the first  mediation  conference,  Lead  Counsel and counsel for AIPC made  oral  presentations.  Thereafter,  the  Mediator  facilitated  arms-length negotiations.  Additional  conferences,  and two more mediation  sessions,  were necessary  before an  agreement  in  principal  on certain  economic  terms of a potential  settlement  was  reached  on July 2,  2007.  Settlement  negotiations continued after that date until the signing of this Stipulation.

III. DISCOVERY, INVESTIGATION, AND RESEARCH CONDUCTED BY LEAD COUNSEL

     A.  Prior  to  commencement  of  the  mediation,   Lead  Counsel  conducted

significant  discovery and  investigation  during the prosecution of the Action.

This discovery and investigation  included:  (1) review and analysis of over 1.2 million pages of documents  produced in this Action; (2) obtaining and reviewing anonymous  letters  sent  to  AIPC's  auditors  during  the  Class  Period;  (3)

interviews  with  various  individuals,  including  former AIPC  employees;  (4)

consultations with accounting experts knowledgeable about the type of accounting and financial  statement  issues  alleged here; (5)  consultations  with damages experts;  (6) review of AIPC's public filings,  annual reports, and other public statements;  (7)  research  of the  applicable  law with  respect  to the claims asserted in the Action and the potential defenses thereto; (8) responding to and propounding interrogatories;  (9) a deposition pursuant to Federal Rule of Civil

Procedure 30(b)(6) on the Company's document collection and retention processes;

and (10)  depositions of Lead Plaintiff and related  parties in connection  with the class certification motion.

IV.  LEAD PLAINTIFF'S ASSESSMENT OF THE CLAIMS AND SETTLEMENT

     A. Lead  Plaintiff  believes  that the claims in the Action  have merit and that the evidence  developed  to date  supports  those  claims.  Lead  Plaintiff believes it could  demonstrate at trial that the Settling  Defendants caused the price of AIPC common stock to be  artificially  inflated during the Class Period and Stub Period by the issuance of materially  false  statements and by omitting to  state  material  information  concerning  AIPC and  that as a  result,  Lead

Plaintiff and members of the Class and Stub Period Class were injured.

     B. However,  Lead  Plaintiff  recognizes and  acknowledges  the expense and length of continued  proceedings,  trial,  and appeals.  Lead Plaintiff also has taken  into  account  the  uncertain  outcome  and the  risk of any  litigation,

especially in complex  actions such as this one.

Lead  Plaintiff  is also  mindful of the  inherent  problems  of proof under and possible defenses to the federal securities law violations  asserted,  including the defenses  asserted by Defendants  during the  litigation,  in motions on the pleadings, in settlement negotiations, and in the mediation proceedings.

     C. Perhaps  most  importantly,  Lead  Plaintiff  understands  that AIPC has limited  resources  to satisfy any  potential  judgment;  has limited  insurance coverage,  which has been and will  continue to be  significantly  diminished by continuation of this Action; and has had its common stock de-listed from the New

York Stock Exchange.

     D. In light of the foregoing,  Lead Plaintiff  believes that the Settlement confers substantial  benefits upon the Class and Stub Period Class. Based on its evaluation,  Lead Plaintiff and Lead Counsel have determined that the Settlement is in the best  interests  of the Lead  Plaintiff  and the Class and Stub Period

Class.

V.   SETTLING DEFENDANTS' ASSESSMENT OF THE CLAIMS AND SETTLEMENT

     A. The Settling  Defendants  vigorously  dispute that Lead Plaintiff  would prevail  at  trial  in this  Action  on the  claims  it  asserts.  The  Settling

Defendants vigorously dispute,  inter alia, that Lead Plaintiff would succeed in proving the  allegations in the amended  complaint that the prices of AIPC stock

were   artificially   inflated   by  reasons   of  alleged   misrepresentations,

non-disclosures  or  otherwise,  and that the Lead  Plaintiff and members of the

Class or Stub Period Class were harmed by the conduct alleged.

     B. Nonetheless, the Settling Defendants have concluded that further conduct of the Action would be protracted and  expensive,  and that it is desirable that the  Action be fully and  finally  settled  in the manner and upon the terms and conditions  set forth in this  Stipulation  in order to limit  further  expense,

inconvenience   and  distraction,   to  dispose  of  the  burden  of

protracted  litigation,  and to permit the operation of the  Company's  business without further  distraction and diversion of the Company's  executive personnel with  respect to matters at issue in the Action.  The Settling  Defendants  also have taken into account the  uncertainty  and risks inherent in any  litigation,

especially in complex cases like this litigation.

     C. The Settling Defendants have, therefore, determined that it is desirable and  beneficial  to them that the  Action be  settled in the manner and upon the terms and  conditions  set forth in this  Stipulation.  The Settling  Defendants enter into this Stipulation and Settlement  without in any way acknowledging any fault,  liability,  or  wrongdoing  of any  kind.  There  has  been  no  adverse determination by any court against any of the Settling  Defendants on the merits of the claims asserted by the Lead Plaintiff.

     D.  Neither  this  Settlement  nor  Stipulation,  nor any of its  terms  or provisions,  nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by any of the Settling  Defendants of the merit or truth of any of the  allegations  or  wrongdoing of any kind on the part of any of the Settling Defendants, or of any infirmity in the defenses that the Settling Defendants have or could have asserted in this Action.

VI.  TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

     NOW,  THEREFORE,  IT IS HEREBY  STIPULATED AND AGREED by and among the Lead

Plaintiff (for itself and the members of the Class and Stub Period  Class),  and the Settling  Defendants,  by and through  their  respective  counsel of record,

that,  subject to the approval of the Court,  the Action and the Released Claims shall be finally and fully compromised,  settled,  and released,  and the Action shall be dismissed with prejudice,  upon and subject to the terms and conditions of the Stipulation, as follows:

                               CERTAIN DEFINITIONS

     1.  As used in  this  Stipulation,  the  following  terms  shall  have  the following meanings:

          (a)  "Action"  shall  mean  In  re  American   Italian  Pasta  Company

Securities Litigation, No. 05-CV-0725-W-ODS, and all lawsuits consolidated under that caption.

          (b) "AIPC" or the  "Company"  shall mean  defendant  American  Italian

Pasta  Company,  as well as all of its  predecessors,  successors,  present  and former parents, subsidiaries, divisions, and related or affiliated entities;

          (c) "AIPC's Insurance  Carriers" shall mean Federal Insurance Company,

Fireman's Fund Insurance Company, and AXIS Reinsurance Company;

          (d)  "Authorized  Claimant" shall mean any member of the Class or Stub

Period Class whose claim for recovery has been allowed  pursuant to the terms of the Stipulation and the Plan of Allocation;

          (e) "Claimant" shall mean any member of the Class or Stub Period Class who files a Proof of Claim and Release in such form and manner,  and within such time, as the Court shall prescribe;

          (f)  "Claimants'  Final  Valuation  Date" shall mean the date that the

Order of Distribution is entered;

          (g) "Class  Members," all of whom together shall comprise the "Class,"

shall mean all  purchasers  of the common stock of AIPC on or after  January 23,

2002,  who held  shares of the  common  stock of AIPC on August 9, 2005  ("Class

Period").  Excluded from the Class shall be the Defendants  and their  corporate affiliates, current or former officers or directors, successors, heirs, assigns,

executors,  personal representatives,  marital communities,

and immediate family members;

          (h)  "Compensatory  Award to Lead  Plaintiff"  shall  mean the  amount awarded  by the Court  pursuant  to §  27A(2)(b)(4)  of the  Private  Securities

Litigation  Reform Act in compensation  for the time incurred by Lead Plaintiff,

its agents and attorneys in connection  with this  litigation for the benefit of the Class and Stub Period Class;

          (i)  "Court"  shall  mean the  United  States  District  Court for the

Western District of Missouri;

          (j)  "Defendants"  shall  mean  AIPC,  Timothy  S.  Webster,  Horst W.

Schroeder,  George D. Shadid,  Warren B. Schmidgall,  Walter N. George, Jerry H.

Dear, James A. Heeter, William R. Patterson, Jonathan E. Baum, and Ernst;

          (k)  "Downside  Protection  Price" shall mean $6.50,  unless  adjusted downward at AIPC's election pursuant to ¶ 19 below;

          (l) "Ernst" shall mean Ernst & Young LLP;

          (m)  "Effective  Date"  shall  mean the first date by which all of the events and conditions specified below at ¶ 67 have occurred and been met;

          (n) "Fee and  Expense  Award  Order"  shall mean an order by the Court awarding  any  attorneys'  fees and  expenses  (the "Fee and Expense  Award") to

Plaintiff's Counsel;

          (o) "Fee Award Final  Valuation Date" shall mean the date of the later of entry of (i) the Fee and Expense Award Order, or (ii) the Judgment;

          (p) "Final" shall mean that an order or judgment is no longer  subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time or otherwise;

          (q)  "Final  Approval  Date"  shall  mean  the  date of  entry  of the

Judgment;

          (r) "Individual  Defendants"  shall mean Timothy S. Webster,  Horst W.

Schroeder,  George D. Shadid,  Warren B. Schmidgall,  Walter N. George, Jerry H.

Dear, James A. Heeter, William R. Patterson, and Jonathan E. Baum;

          (s)  "Judgment"   shall  mean  a  judgment  and  order  approving  the

Settlement and dismissing the Released Claims as against the Settling Defendants with prejudice;

          (t) "Lead Counsel" shall mean Pomerantz  Haudek Block Grossman & Gross

LLP;

          (u) "Lead  Plaintiff"  shall mean Iron  Workers  Local 40, 361 and 417

Union Security Funds;

          (v) "Mediator" shall mean Gary V. McGowan;

          (w) "Net Settlement Cash" shall mean  $11,000,000 plus interest,  less the cash portion of the Fee and Expense Award, Settlement  Administration Costs,

and the Compensatory Award to Lead Plaintiff;

          (x) "Net  Settlement  Fund" shall mean the Net Settlement Cash and the

Net Settlement  Securities,  as adjusted  pursuant to the upside  allocation and downside protection formulas set forth in ¶¶ 13-17 below;

          (y) "Net  Settlement  Securities"  shall mean the 1,458,333  shares of

AIPC common stock,  prior to any  adjustment  for upside  allocation or downside protection as set forth in ¶¶ 13-17 below, less the number of securities awarded to Plaintiff's Counsel by the Court in the Settlement Securities Fee and Expense

Award;

          (z) "Non-Settling Defendant" shall mean Ernst;

                                       10

          (aa)  "Order  of  Distribution"   shall  mean  the  order  authorizing

distribution of the Net Settlement Securities, as adjusted  pursuant to ¶¶ 13-17 below, and the Net Settlement Cash;

          (bb) "Pending Shareholder Derivative Actions" shall mean the following action  filed in the Western  District of  Missouri:  Chaiet v. Allen,  Case No.

06-744-CV-W-ODS,  and the following action filed in the Circuit Court of Jackson

County, Missouri: Haag v. Webster, Case No. 05-CV-33137;

          (cc) "Person"  shall mean an  individual,  corporation  (including all divisions and  subsidiaries),  partnership,  limited  partnership,  association,

joint  stock  company,  estate,  legal  representative,   trust,  unincorporated

association,  government or any political subdivision or agency thereof, and any business or legal entity and their  spouses,  heirs,  predecessors,  successors,

representatives, and assigns;

          (dd)  "Plaintiff's  Counsel"  shall mean Lead  Counsel and other firms that perform services that benefited the Class and/or Stub Period Class.

          (ee) "Plan of  Allocation"  shall mean a plan or formula of allocation of the Net  Settlement  Fund which shall be described in the "Notice of Pendency and Proposed  Partial  Settlement  of Class Action" to be sent to members of the

Class and Stub Period Class in connection  with the  Settlement  whereby the Net

Settlement  Fund shall be  distributed  to  Authorized  Claimants,  as set forth below. Any Plan of Allocation is not part of the Stipulation;

          (ff) "Released  Claims" shall  collectively mean all claims (including

Unknown  Claims)  demands,  rights,  liabilities  and  causes of action of every nature and description whatsoever, known or unknown, including violations of any local, state, federal, or foreign statutes, rules,  regulations,  common law, or other law,  by or on behalf of the Lead

                                       11

Plaintiff,  the Class, the Stub Period Class, or any member of the Class or Stub

Period  Class  against the Released  Parties  which are in any way based upon or related to (a) the purchase or acquisition of AIPC common stock by any member of the Class during the Class Period (whether on the open market or otherwise),  or by any member of the Stub Period  Class  during the Stub Period  (whether on the open market or otherwise),  (b) the facts,  transactions,  events,  occurrences,

acts, disclosures,  statements, omissions or failures to act and/or to supervise

AIPC officers or employees  which were or could have been alleged in the Action,

(c) the facts which were alleged in any papers  filed in the Action,  and/or (d)

the  administration  of the Net Settlement Fund or Plan of Allocation.  Released

Claims shall not include  claims alleged in the Pending  Shareholder  Derivative

Actions;

          (gg)  "Released  Parties"  shall  mean  each  and  every  one  of  the following:  Settling Defendants and all entities owned, affiliated or controlled by them,  all current and former AIPC  directors  and officers and each of their

respective  agents,  employees,  consultants,   insurers,  attorneys,  advisors,

successors,  heirs,  assigns,  executors,   personal  representatives,   marital

communities and immediate families.  However,  Released Parties does not include

Ernst;

          (hh)  "Settlement"  shall  mean the  settlement  of this  Action  with

Settling Defendants provided for by this Stipulation and the attached exhibits;

          (ii) "Settlement  Administrator"  shall mean the firm selected by Lead

Counsel and approved by the Court to, among other  things,  send a mailed notice to  members of the Class and Stub  Period  Class,  arrange  for  publication  of notice, and process claims filed upon the Settlement;

          (jj)  "Settlement  Administration  Account"  shall  mean  an  interest bearing account to be maintained by the Settlement  Administrator to pay for all

Settlement

                                       12

Administration Costs;

          (kk) "Settlement  Administration Costs" shall mean the costs of notice and publication of the proposed  Settlement,  administration  of the Settlement,

any taxes,  penalties or interest or tax  preparation  fees, and all other costs related to the administration of the Settlement;

          (ll) "Settlement Cash" shall mean $11,000,000;

          (mm) "Settlement  Distribution Account" shall mean an interest bearing account to be maintained by the Settlement Administrator for distribution of the

Net Settlement Cash to Authorized  Claimants and the cash portion of the Fee and

Expense Award to Plaintiff's Counsel;

          (nn) "Settlement  Securities"  shall mean the 1,458,333 shares of AIPC common  stock,  prior  to any  adjustment  for  upside  allocation  or  downside protection as set forth in ¶¶ 13-17 below;

          (oo)  "Settlement  Securities  Fee and Expense  Award"  shall mean the number of shares of AIPC common  stock that are equal in value to 56% of the fee portion of the Fee and Expense  Award,  as  adjusted  for upside  allocation  or downside protection in the manner set forth in ¶¶ 13-17 below;

          (pp) "Settling Defendants" shall mean all Defendants other than Ernst;

          (qq) "Settling Parties" shall mean, collectively, each of the Settling

Defendants  and the Lead  Plaintiff on behalf of itself and members of the Class and Stub Period Class;

          (rr)  "Stipulation"  shall mean this  Stipulation  of Settlement  with

Defendant  American  Italian  Pasta  Company and  Individual  Defendants,  dated

October 22, 2007;

                                       13

          (ss) "Stub Period Class  Members," all of whom together shall comprise the "Stub Period  Class," shall mean all  purchasers of the common stock of AIPC on or after  August 10,  2005,  who held  shares of the common  stock of AIPC on

August 17, 2005 ("Stub  Period").  Excluded  from the Stub Period Class shall be the Defendants and their  corporate  affiliates,  current or former  officers or director,  successors,  heirs,  assigns,  executors,  personal  representatives,

marital communities, and immediate family members;

          (tt) "Termination  Price" shall mean the average closing price of AIPC shares over the ten (10) consecutive  trading day time period identified by Lead

Plaintiff in any  notice to  terminate  the  Settlement  under the terms of ¶ 18 below.

          (uu) "Unknown  Claims"  shall mean any Released  Claims which the Lead

Plaintiff  or any  member of the  Class or Stub  Period  Class  does not know or suspect  to exist in his,  her or its  favor at the time of the  release  of the

Released Parties which, if known by him, her or it, might have affected his, her or its  settlement  with and  release  of the  Released  Parties,  or might have affected  his,  her or its  decision  not to  object  to,  or opt out  of,  this

Settlement.  With respect to any and all Released  Claims,  the Settling Parties

stipulate and agree that, upon the Effective Date, the Lead Plaintiff  expressly waives and  relinquishes,  and the  members of the Class and Stub  Period  Class shall be deemed to have,  and by operation of the Judgment  shall have expressly waived and relinquished, to the fullest extent permitted by law, the provisions,

rights,  and benefits of § 1542 of the California Civil Code, which provides:

     A  general  release  does not  extend  to  claims  which the creditor  does not know or  suspect to exist in his favor at the time of  executing  the  release,  which if known by him must  have  materially  affected  his  settlement  with  the debtor.

     The Lead  Plaintiff  expressly  waives and the members of the Class or Stub

Period Class shall be deemed to have waived,  and upon the Effective Date and by operation of the

                                       14

Judgment shall have waived any and all provisions, rights and benefits conferred by any law of the  United  States or of any  state or  territory  of the  United

States,  or principle of common law, which is similar,  comparable or equivalent to § 1542 of the  California  Civil Code. The Lead  Plaintiff and the members of the Class or Stub Period Class may  hereafter  discover  facts in addition to or different  from those  which he, she or it now knows or believes to be true with respect to the subject  matter of the Released  Claims,  but each of them hereby stipulates and agree that the Lead  Plaintiff does settle and release,  and each member of the Class or Stub Period  Class shall be deemed to have,  and upon the

Effective Date and by operation of the Judgment shall have, fully,  finally, and forever  settled and  released any and all  Released  Claims,  known or unknown,

suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future,  including,  but not limited  to,  all  Released  Claims  that are in any way based on or  related to conduct which is negligent,  intentional, with or without malice, or a breach of any duty, law or rule,  without regard to the subsequent  discovery or existence of such different or additional facts. The Settling Parties acknowledge that the foregoing  waiver was bargained for and a key element of the Settlement of which this release is a part.

          (vv)  "Valuation  Price" shall mean the average closing price for AIPC shares  on the ten (10)  trading  days  preceding  either  the Fee  Award  Final

Valuation Date or the Claimants' Final Valuation Date.

                          THE SETTLEMENT CONSIDERATION

     2. In full and final settlement of all Released Claims against the Settling

Defendants,   Settling  Defendants  agree  to  pay  $25,000,000,   comprised  of

$11,000,000 in cash

                                       15

and $14,000,000 in AIPC common stock as follows.

                                 SETTLEMENT CASH

     3. The cash portion of the Settlement is $11,000,000.

     4.  Within ten (10)  business  days after  execution  of this  Stipulation,

Settling   Defendants  shall  cause  $150,000  of  the  Settlement  Cash  to  be transferred by wire into the Settlement Administration Account.

     5. Within ten (10)  business  days after  entry of an order of  preliminary approval of the Settlement with Settling  Defendants,  Settling Defendants shall cause  $10,850,000 in cash, and accrued  interest thereon as otherwise agreed to by AIPC's  Insurance  Carriers,  to be  transferred  by wire into the Settlement

Distribution Account.

     6. All monies in the Settlement  Distribution  Account shall be invested in

90 day  instruments  backed by the full faith and  credit of the  United  States government  or fully  insured  by the  United  States  government  and  shall be reinvested as they mature in similar instruments at the current market rates.

     7.  Settlement  Administration  Costs  shall be paid out of the  Settlement

Administration  Account,  without further order of the Court,  and to the extent necessary from the Settlement  Distribution Account upon consent of AIPC or upon order of the Court.

     8. In the event  that the  Settlement  does not  become  effective,  or the

Settlement   does  not  become  Final,   all  monies  held  in  the   Settlement

Administration Account and the Settlement  Distribution Account (less any amount necessary to pay outstanding Settlement  Administration Costs) shall be returned to those of AIPC's Insurance Carriers who contributed any Settlement Cash within seven (7) business days. Lead  Plaintiff,  the members of the Class and the Stub

Period Class, the Settlement  Administrator,  and the Lead Counsel shall have no

                                       16

personal responsibility for the Settlement Administrator's Costs. Under no other circumstances shall any monies held in the Settlement  Administration Account or the Settlement  Distribution Account revert to the Settling Defendants or AIPC's

Insurance Carriers, except as otherwise expressly provided in this paragraph.

     9. Subsequent to the Judgment becoming Final, any remaining proceeds in the

Settlement  Administration  Account  shall  be  transferred  to  the  Settlement

Distribution  Account  after which all of the  Settlement  Administration  Costs shall be paid out of that account.

                              SETTLEMENT SECURITIES

     10.  The  common  stock  portion  of  the   Settlement  is  the  Settlement

Securities,   as  adjusted  pursuant  to  the  upside  allocation  and  downside protection formulas set forth in ¶¶ 13-17 below.

     11. For  purposes  of  the  provisions  set  forth in ¶¶ 13-24  below,  the closing  price of AIPC  shares  shall be the  closing  price as reported on Pink

Sheets Electronic OTC Markets (www.pinksheets.com; symbol AITP).

     12. The amount of the Settlement Securities shall be appropriately adjusted to account for any stock splits, stock consolidations,  stock dividends,  return of capital, extraordinary distributions, or recapitalizations.

     Upside Allocation

     13. To the extent that, at the time of the Fee Award Final  Valuation  Date or the Claimants' Final Valuation Date, the average closing price of AIPC shares over the ten (10) preceding  trading days (the "Valuation  Price") exceeds $9.60 per share, this additional value in excess of $9.60 per share shall be allocated among the  members of the Class and Stub  Period  Class and AIPC (in the case of the Net  Settlement  Securities) or among  Plaintiff's  Counsel and AIPC (in the case of the Settlement Securities Fee and Expense Award) as follows:

                                       17

     14. In the event that the Valuation Price is:

          (i)  between $9.60 and $10.75 per share - the members of the Class and
               Stub Period Class or Plaintiff's Counsel will receive 100% of the increase;

          (ii) between  $10.76  and  $13.50 per share - members of the Class and
               Stub Period Class or Plaintiff's  Counsel will receive 50% of the increase;

          (iii) greater  than  $13.50  per share - members of the Class and Stub
               Period  Class or  Plaintiff's  Counsel  will  receive  no further benefit of the increase.

     15. By way of example:

          (i)  If on the Claimants' Final Valuation Date, the Valuation Price is
               $10.75,  the members of the Class and Stub  Period  Class will be entitled  to all of the  Net  Settlement  Securities,  i.e.,  the
               Settlement Securities (1,458,333),  less the number of securities awarded to  Plaintiff's  Counsel  by the Court in the  Settlement
               Securities Fee and Expense Award;

          (ii) If on the Claimants' Final Valuation Date, the Valuation Price is
               $11.75,  the members of the Class and Stub  Period  Class will be entitled to the  Settlement  Securities (i) less shares worth 50%
               of  the  incremental  value  resulting  from  the  stock  price's exceeding $10.75;  (ii) less the number of securities  awarded to
               Plaintiff's Counsel by the Court in the Settlement Securities Fee
               and Expense Award. In this case,  1,396,276  shares  (1,458,333 -
               ((0.5  x  $1.00  x   1,458,333)/$11.75)),   less  the  number  of
               securities  awarded  to  Plaintiff's  Counsel by the Court in the
               Settlement Securities Fee and Expense Award.

          (iii) If on Claimants'  Final  Valuation  Date, the Valuation Price is
               $14.75,  the members of the Class and Stub  Period  Class will be entitled to the  Settlement  Securities (i) less shares worth 50%
               of the  incremental  value  resulting from the $2.75 of the stock price's  gain  between  $10.75 and $13.50;  (ii) less 100% of the incremental  value  resulting  from the stock  price's gain above
               $13.50;   (iii)  less  the  number  of   securities   awarded  to
               Plaintiff's Counsel by the Court in the Settlement Securities Fee
               and  Expense  Award;  provided  that the value of the  securities awarded to  Plaintiff's  Counsel on the Fee Award  Valuation Date
               and the securities  awarded to the Class and Stub Period Class on the  Claimants'  Final  Valuation Date shall not in the aggregate exceed $17,682,292.  In this case,  1,198,800 shares (1,458,333 -
               ((0.5 x

                                       18

               $2.75 x 1,458,333)/$14.75)  - ((1 x $1.25 x  1,458,333)/$14.75)),
               less the number of securities  awarded to Plaintiff's  Counsel by the Court in the  Settlement  Securities  Fee and Expense  Award;
               provided that the value of the securities  awarded to Plaintiff's
               Counsel  on the Fee  Award  Valuation  Date  and  the  securities awarded  to the Class  and Stub  Period  Class on the  Claimants'
               Final   Valuation   Date  shall  not  in  the  aggregate   exceed
               $17,682,292.

     Downside Protection

     16. In the event that the average closing price of AIPC shares over the ten

(10)  trading days  preceding  the Fee Award Final  Valuation  Date is less than

$9.60 per share but equal to or greater than the Downside Protection Price, AIPC shall  issue a  sufficient  number  of AIPC  shares  to  generate  a  Settlement

Securities  Fee and  Expense  Award equal to 56% of the fee portion of the total

Fee and  Expense  Award.  In the event that the  average  closing  price of AIPC shares over the ten (10) trading days  preceding  the Fee Award Final  Valuation

Date is less than the  Downside  Protection  Price,  the  number of shares to be issued by AIPC under this  paragraph  16 shall be  determined  as if the average closing  price of AIPC shares over the ten (10) trading days  preceding  the Fee

Award Final Valuation Date were equal to the Downside Protection Price.

     17. In the event that the average closing price of AIPC shares over the ten

(10) trading days  preceding the  Claimants'  Final  Valuation Date is less than

$9.60 per share but equal to or greater than the Downside Protection Price, AIPC shall issue a sufficient number of AIPC shares to achieve $14,000,000,  less the value of the Settlement  Securities Fee and Expense Award on the Fee Award Final

Valuation Date,  prior to any upside  allocation  pursuant to ¶¶ 13-15 above. In the  event  that the  average  closing  price of AIPC  shares  over the ten (10)

trading days  preceding the  Claimants'  Final  Valuation  Date is less than the

Downside  Protection Price, the number of shares to be issued by AIPC under this paragraph 17 shall be determined as if the

                                       19

average  closing  price of AIPC shares over the ten (10) trading days  preceding the Claimants' Final Valuation Date were equal to the Downside Protection Price.

           Lead Plaintiff's Right to Terminate the Settlement Prior to
                             Entry of the Judgment

     18. If at any time  prior to entry of the  Judgment,  the  average  closing price of AIPC shares over ten (10)  consecutive  trading days is less than $6.50 per share, Lead Plaintiff shall have the right to terminate the Settlement. Such termination  shall take place five (5) business days after written notice of the intention to  terminate  by Lead  Counsel has been hand  delivered to James H.R.

Windels of Davis Polk & Wardwell, counsel for AIPC. In the written notice of the

intention  to  terminate,   Lead  Counsel  shall  state  the  precise  ten  (10)

consecutive  trading day time  period and the average  price of AIPC shares over that time  period  (the  "Termination  Price")  that it  believes  entitle  Lead

Plaintiff to terminate the Settlement under the terms of this paragraph.

     19. However, such termination shall not take place if AIPC agrees to reduce the Downside Protection Price to the Termination Price.

   Lead Plaintiff's Right To Accelerate Delivery of the Settlement Securities

                          After Entry of the Judgment

     20. If at any point following entry of the Judgment,  but prior to entry of the Order of  Distribution,  the average  closing price of AIPC shares over four

(4)  consecutive  trading days is less than $7.00 per share,  Lead Plaintiff may demand  in  writing  immediate  delivery  of the  Settlement  Securities  or Net

Settlement Securities.

     21. To the extent  reasonably  practicable  and if permitted by  applicable federal  and  state  law and  regulation,  within  seven  (7)  business  days of receiving a request  pursuant to the prior  paragraph,  AIPC shall  transfer the

Settlement   Securities  or  Net   Settlement   Securities  to  the   Settlement

Administrator.  If additional time is needed for said transfer, AIPC shall state

                                       20

the reasons  therefore  in writing,  and Lead  Counsel  shall grant a reasonable extension of time. Thereafter,  upon the advice, consent and supervision of Lead

Plaintiff  and Lead  Counsel,  and to the  extent  practicable,  the  Settlement

Administrator  may  sell  portions  of,  or  the  entirety  of,  the  Settlement

Securities.  The  proceeds of such sales shall be  deposited  in the  Settlement

Distribution Account, and invested in a manner consistent with ¶ 31 below.

     22.  Lead  Counsel  may  retain  an   investment   advisor  to  assist  its

determination  of whether and when to sell such shares.  The reasonable costs of such an advisor shall be borne by the Settlement  Distribution  Account. Such an investment advisor shall have no role in the sale of such shares.

     23. No  Person,  including  any member of the Class or Stub  Period  Class,

shall have any claim against anyone (including but not limited to the Settlement

Administrator,  AIPC,  Settling  Defendants,  AIPC's  Insurance  Carriers,  Lead

Plaintiff,  or Lead  Counsel)  arising  out of or  relating  to the sale of,  or failure to sell, any of the Settlement Securities.

     Buy-Out Protection

     24. The Settling Parties agree that Plaintiff's  Counsel and members of the

Class and Stub Period Class will be issued the Settlement  Securities or the Net

Settlement  Securities,  as  adjusted  pursuant  to the  upside  allocation  and downside  protection formulas set forth in ¶¶ 13-17 above, in the event that any

Person  consummates  a public offer to purchase a majority of  outstanding  AIPC shares, including but not limited to a tender offer. The Valuation Price in such an event shall be the price at which such public  offer to purchase  AIPC shares is  consummated.  If AIPC cannot issue the Settlement  Shares at the time of the consummation  of the public offer or on the Final  Approval  Date  (whichever is later), the Company will substitute cash in lieu of the Settlement Shares at the value  of  such  public  offer  to  purchase  shares.  This  obligation  must be transferable  to any Person  publicly  offering to  purchase  AIPC shares if the

                                       21

Company is unable to pay the cash.

                     ISSUANCE OF THE SETTLEMENT SECURITIES

     To Claimants

     25. Unless the "right to  accelerate"  set forth in ¶¶ 20-23 above has been exercised, within three (3) business days of the Claimants' Final Valuation Date

(i.e.,  entry of the Order of Distribution),  the Settling Parties shall compute the number of Net Settlement  Securities to be issued consistent with the upside allocation and downside protection formulas set forth in ¶¶ 13-17 above.

     26.  Within ten (10) business  days of the Order of  Distribution  becoming

Final or as soon thereafter as practicable  under applicable law and regulation,

and after receiving written  instructions from Lead Counsel,  AIPC shall arrange for  transfer of the Net  Settlement  Securities,  as  adjusted  pursuant to the upside allocation and downside  protection formulas set forth in ¶¶ 13-17 above,

directly  to  Authorized  Claimants  by  causing  its  transfer  agent  to issue certificates  evidencing  such shares of AIPC  common  stock  registered  in the respective names of the Authorized Claimants (or, if acceptable to AIPC and Lead

Counsel, through "book-entry"  registration of such shares of AIPC common stock)

to such Authorized Claimants.

     To Plaintiff's Counsel

     27. AIPC shall,  within ten (10) business days of the later of (i) the date that the  Judgment  becomes  Final,  or (ii) the date the Fee and Expense  Award

Order becomes Final, or as soon thereafter as practicable  under  applicable law and  regulation,  arrange for  transfer  of the  Settlement  Securities  Fee and

Expense  Award to Lead Counsel or to such  Plaintiff's  Counsel as designated by

Lead Counsel.

     General Provisions Regarding Settlement Securities

     28. AIPC will insure that, under federal securities laws, the Net

                                       22

Settlement  Securities and Settlement  Securities Fee and Expense Award (both as adjusted pursuant to the upside allocation and downside  protection formulas set forth in ¶¶ 13-17 above), when transferred, are freely tradable and unrestricted by their respective recipients.

     29. AIPC shall,  at its own expense,  either  register  such  securities or confirm in writing prior to transfer that it has received the written opinion of counsel  substantially  to the effect  that the  issuance  and  delivery of such securities  are exempt from  registration  under the  Securities Act of 1933, 15

U.S.C. Section 77c(a)(l),  as amended,  pursuant to Section 3(a)(10) thereunder.

In the event that,  on  Claimants'  Final  Valuation  Date,  the Net  Settlement

Securities  are  not  exempt  from  registration  or  qualification   under  the

applicable  "Blue Sky" laws of one or more states,  appropriate  adjustments (by reallocation of cash) may be made by Lead Counsel (subject to Court approval) to account for those Authorized Claimants who reside in such states to equalize the value  of  their  distribution  under  the  Plan of  Allocation;  however,  said appropriate  adjustments  shall not  increase or decrease  Settling  Defendants'

contribution to the Settlement.

     30. The reasonable costs and expenses of such issuance,  physical  delivery and extraordinary or expedited services,  if any, of the transfer agent shall be paid by  AIPC.  Nothing  herein  shall  require  AIPC or its  transfer  agent to distribute  shares to any  Authorized  Claimant or any other  Person who, in the opinion  of  AIPC's  legal  counsel,  resides  in states  where  the  Settlement

Securities are not exempt from  registration or  qualification  under applicable

"Blue Sky" laws.

                 ADMINISTRATION OF THE SETTLEMENT CONSIDERATION

     31. The Settlement Administrator shall invest monies held in the Settlement

Distribution  Account in 90 day instruments  backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency  thereof and

                                       23

shall  reinvest  the  proceeds  of these  instruments  as they mature in similar instruments at the current market rates.

     32. The Settlement  Administrator  shall not disburse the  Settlement  Cash except as provided  in the  Stipulation,  or by an order of the Court  (provided said order is consistent with the terms of the Stipulation), or with the written agreement of counsel for the Settling Defendants and Lead Counsel.

     33.  Subject to such  further  order and  direction  by the Court as may be

necessary,   the  Settlement   Administrator   is  authorized  to  execute  such

transactions  on behalf of the members of the Class and Stub Period Class as are consistent with the terms of the Stipulation.

     34.  All funds  held by the  Settlement  Administrator  shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction  of the Court,  until such time as such funds shall be  distributed pursuant to the Stipulation and/or further order(s) of the Court consistent with the terms of the Stipulation.

     35. All costs and expenses  associated with the  Settlement,  including but not limited to any taxes, administrative costs, and costs of providing notice of the proposed Settlement to the members of the Class and Stub Period Class, shall be paid from the cash  portion of the  Settlement,  and in no event shall any of the Settling  Defendants,  Lead  Plaintiff,  members of the Class or Stub Period

Class, or their counsel bear any  responsibility for any such costs or expenses,

except  that AIPC  shall  bear all costs  associated  with the  issuance  of the

Settlement Securities.

                                      TAXES

     36. The Settling  Parties and the Settlement  Administrator  agree to treat the

                                       24

Settlement Cash as being at all times a "qualified  settlement  fund" within the

meaning  of  Treas.   Reg.  Section  1.468B-1.   In  addition,   the  Settlement

Administrator   and,  as  required,   AIPC  and  the  AIPC  Insurance   Carriers

contributing  any  settlement  consideration  shall  jointly and timely make the

"relation-back  election" (as defined in Treas.  Reg. Section  1.468B-1) back to the earliest  permitted date. Such election shall be made in compliance with the procedures  and  requirements  contained  in such  regulations.  It shall be the responsibility  of the Settlement  Administrator to timely and properly prepare,

and deliver the necessary  documentation for signature by all necessary parties,

and thereafter to cause the appropriate filing to occur.

     37. For the purposes of Section 468B of the Internal  Revenue Code of 1986,

and Treas.  Reg.  Section 1.468B,  the  "administrator"  shall be the Settlement

Administrator.  The Settlement  Administrator shall timely and properly file all informational  and other tax returns  necessary or advisable with respect to the monies  held  in  the  Settlement  Administration  Account  and  the  Settlement

Distribution  Account (including,  without limitation,  the returns described in

Treas.  Reg.  Section  1.468B-2(l)).  Such  returns  (as  well  as the  election described  above) shall be consistent  with and in all events shall reflect that all taxes (including any estimated  taxes,  interest or penalties) on the income earned by the  monies  held in the  Settlement  Administration  Account  and the

Settlement   Distribution   Account   shall  be  paid  out  of  the   Settlement

Administration  Account  and the  Settlement  Distribution  Account as  provided herein.

38. All (i) taxes (including any estimated taxes, interest or penalties) arising with  respect  to  the  income  earned  by the  monies  held  in the  Settlement

Administration  Account and the Settlement  Distribution Account ("Taxes"),  and

(ii)  expenses  and  costs  incurred  in  connection   with  the  operation  and

implementation of administering this Settlement (including,  without limitation,

expenses of tax attorneys and/or  accountants and mailing and distribution

                                       25

costs and expenses relating to filing (or failing to file) the returns described herein)  ("Tax  Expenses"),  shall be paid out of the  Settlement  Cash;  in all events the Released Parties shall not have any liability or  responsibility  for the Taxes, the Tax Expenses, or the filing of any tax returns or other documents with the Internal Revenue Service or any other state or local taxing  authority.

The  Settlement  Administrator  shall  indemnify  and hold the Released  Parties harmless  for Taxes  and Tax  Expenses  (including,  without  limitation,  Taxes payable by reason of any such indemnification).  Further, Taxes and Tax Expenses shall be  treated  as, and  considered  to be, a cost of  administration  of the

Settlement and shall be timely paid by the Settlement  Administrator  out of the

Settlement Administration Fund or the Settlement Distribution Fund without prior order  from the  Court,  and the  Settlement  Administrator  shall be  obligated

(notwithstanding  anything herein to the contrary) to withhold from distribution to Authorized  Claimants any funds necessary to pay such amounts (as well as any amounts  that  may  be  required  to  be  withheld  under  Treas.  Reg.  Section

1.468B-2(1)(2));  the  Released  Parties are not  responsible  and shall have no liability therefor,  or for any reporting  requirements that may relate thereto.

The  Settling   Parties   hereto  agree  to   cooperate   with  the   Settlement

Administrator, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out this provision.

                     CERTIFICATION OF THE STUB PERIOD CLASS

     39. In connection with the request for preliminary  approval,  the Settling

Parties shall jointly seek Court approval to certify,  for this Settlement only,

the claims  asserted in this Action  against the Settling  Defendants as a class action on behalf of the Stub Period Class.

     40.  Certification  of the Stub  Period  Class  shall be binding  only with respect to the Settlement set forth in the  Stipulation.  In the event that this

Stipulation is terminated or cancelled or that the Effective Date does not occur for any reason,  the stipulated  certification of

                                       26

the Stub Period  Class shall be vacated and the Action  shall  proceed as though the Stub  Period  Class had never  been  certified.  Except  to  effectuate  the

Settlement,  neither the Settling  Parties,  their respective  counsel,  nor any member of the Stub  Period  Class  shall  cite,  present  as  evidence  or legal precedent,  rely upon, make reference to or otherwise make any use whatsoever of this stipulated certification of the Stub Period Class, in this Action or in any other proceeding.

                       NOTICE ORDER AND SETTLEMENT HEARING

     41. Promptly after execution of the Stipulation, but in no event later than ten (10)  business  days after the  Stipulation  is signed  (unless such time is extended by the written  agreement  of Lead Counsel and counsel for the Settling

Defendants),  the Settling Parties shall submit the  Stipulation,  together with its exhibits,  to the Court,  and shall jointly apply for entry of an order (the

"Notice  Order"),  substantially  in the form and  content  of Exhibit A hereto,

certifying the Stub Period Class,  preliminarily  approving the Settlement,  and approving  the mailing and  publication  of a Notice of  Pendency  and  Proposed

Partial  Settlement of Class Action  ("Notice"),  substantially  in the form and content of Exhibit B hereto.

     42. As soon as practicable  after execution of the Stipulation,  AIPC shall arrange for  delivery of an  electronic  version of its  transfer  records (in a manner  consistent  with  the  instructions  of  the  Settlement  Administrator)

reflecting all owners of AIPC shares during the Class Period and Stub Period.

     43. The Settling  Parties shall request  that,  after notice is given,  the

Court  hold a hearing  (the  "Settlement  Hearing")  and  finally  approve  this

Settlement as set forth herein. At or after the Settlement Hearing, Lead Counsel also will request that the Court  approve the proposed Plan of  Allocation,  the

Fee and Expense Application, and the Compensatory Award to Lead Plaintiff.

                                       27

           ENTRY OF JUDGMENT AND DISCHARGE OF ALL CONTRIBUTION CLAIMS

     44. The Settling Parties agree to the entry of a Judgment  substantially in the form and content of Exhibit C.

     45. The Judgment proposed to the Court shall include a bar order consistent with the terms of 15 U.S.C. §  78u-4(f)(7)(A)  & (B).  Provided,  however,  that nothing in the Judgment or this  Stipulation  shall  release,  bar,  enjoin,  or otherwise  restrain  any claim  between  AIPC and any  current  or  former  AIPC employee  regarding  indemnification,  advancement,  and/or  recoupment of fees,

costs, and expenses.

                                    RELEASES

     46. Upon the Effective Date, the Lead Plaintiff  shall release,  relinquish and discharge, and each of the members of the Class and Stub Period Class (other than those who validly  and timely  request  exclusion  in  accordance  with the provisions of the Notice Order and the Notice given  pursuant  thereto) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever  released,  relinquished  and  discharged  each and all of the  Released

Parties from all Released Claims (including Unknown Claims), whether or not such member of the Class or Stub Period  Class  executes  and  delivers  the Proof of

Claim and Release.  Claims for  violation  of this  Stipulation  (including  any exhibits) are preserved.

     47. Upon the  Effective  Date,  each of the  Settling  Defendants  shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Lead Plaintiff, the members of the Class and Stub Period Class (other than those who validly and timely request exclusion in accordance  with the  provisions of the Notice Order and the Notice given pursuant thereto),  Lead Counsel and Plaintiff's  Counsel from any claims,

including Unknown Claims, arising out of, relating to, or in connection with the

                                       28

commencement, prosecution, assertion or resolution of the Action or the Released

Claims.  Claims for violation of this  Stipulation  (including any exhibits) are preserved.

     48. Except as otherwise  expressly  provided for in this  Stipulation,  the

Settling Parties shall each bear their own respective  attorneys' fees, expenses and costs incurred in connection  with the conduct and settlement of the Action,

and  the  preparation,  implementation  and  performance  of the  terms  of this

Stipulation.

     49. Only those  members of the Class and Stub Period Class filing valid and timely  Proofs of Claim and  Release  shall be entitled  to  participate  in the

Settlement  and receive any  distributions  from the Net  Settlement  Fund.  The

Proofs of Claim and  Release  to be  executed  by  members of the Class and Stub

Period Class shall  release all Released  Claims  against the Released  Parties,

shall be  attached  to the Notice,  and shall be in  substantially  the form and content set forth in Exhibit D hereto.  All members of the Class and Stub Period

Class shall be bound by the releases set forth herein and therein whether or not they submit a valid and timely Proof of Claim and Release.

                                    DISCOVERY

     50.  AIPC  agrees  to  reasonably  cooperate  with  the Lead  Plaintiff  in connection with any continuing  litigation of the Action after final approval of the  Settlement,  including (a)  producing  documents  and/or  testimony of AIPC witnesses in the Action as reasonably  requested by Lead Counsel; and (b) making its officers,  directors and employees available to testify at trial pursuant to the request of Lead Counsel without subpoena or process.

           ADMINISTRATION AND CALCULATION OF CLAIMS, FINAL AWARDS AND
                SUPERVISION AND DISTRIBUTION OF SETTLEMENT FUNDS

     51. Lead Counsel,  or its authorized agents,  acting on behalf of the Class and Stub Period Class shall formulate a Plan of Allocation of the Net Settlement

Fund to the

                                       29

members  of the Class and Stub  Period  Class,  subject to the  approval  of the

Court. The Settlement Administrator,  subject to the supervision,  direction and approval of the Court,  shall  administer and calculate the claims  submitted by members of the Class and Stub Period Class,  and shall oversee  distribution  of that portion of the Net Settlement  Fund that is finally awarded by the Court to

Authorized  Claimants.  The Settling  Parties  expressly  agree that any change,

modification,  or alteration to the Plan of Allocation by the Court shall not be grounds for termination of the Settlement.

     52. The proceeds of the Settlement Administration and Distribution Accounts

shall be applied as follows:

          (a) To pay all costs and expenses  reasonably and actually incurred in connection  with  providing  notice to the  members of the Class and Stub Period

Class, including locating members of the Class and Stub Period Class, soliciting

Class and Stub  Period  Class  claims,  assisting  with the  filing  of  claims,

administering  and  distributing the Net Settlement Fund to members of the Class and Stub Period  Class,  processing  Proofs of Claim and Release and paying fees and costs, if any;

          (b) To pay any Fee and Expense Award;

          (c) To finance  other  expenses,  as requested by Lead  Plaintiff  and ordered by the Court;

          (d) To pay any Compensatory Award to Lead Plaintiff; and

          (e) To  distribute,  following the Effective  Date, the Net Settlement

Cash  to  Authorized  Claimants  as  allowed  by the  Stipulation,  the  Plan of

Allocation or the Court.

     53. After entry of the Order of Distribution, the Net Settlement Fund shall be distributed to Authorized  Claimants,  subject to and in accordance  with the following:

                                       30

          (a) Within  ninety  (90) days after the  mailing of the Notice or such other time as may be set by the Court,  each Person claiming to be an Authorized

Claimant shall be required to obtain and submit to the Settlement  Administrator a separate  completed Proof of Claim and Release  substantially  in the form and content of Exhibit D hereto,  signed under  penalty of perjury and  supported by such  documents  as  specified  in the  Proof of Claim  and  Release  and as are reasonably available to the Authorized Claimant;

          (b) Except as otherwise ordered by the Court, all members of the Class and Stub  Period  Class  who fail to  timely  submit a valid  Proof of Claim and

Release within such period, or such other period as may be ordered by the Court,

or who have not already  done so,  shall be forever  barred from  receiving  any payments of money or stock  pursuant to the  Stipulation  and the Settlement set forth  herein,  but will in all other  respects  be  subject to and bound by the provisions of the Stipulation, the Settlement and releases contained herein, and the Judgment;

          (c) The Net  Settlement  Fund shall be  distributed  to the Authorized

Claimants  in  accordance  with  and  subject  to the Plan of  Allocation  to be described  in the Notice  mailed to members of the Class and Stub Period  Class.

The proposed Plan of Allocation shall not be a part of the Stipulation.

     54. The Released Parties shall have no responsibility  for, interest in, or liability  whatsoever with respect to: (a) the investment or distribution of the

Settlement  Cash and  Securities;  (b) the Plan of  Allocation  or any other act described in this ¶ 54 or any of its  subparagraphs;  (c) the  determination  or administration  of  taxes;  or  (d)  any  losses  incurred  in  connection  with subparagraphs (a), (b) or (c) of this paragraph.  No Person shall have any claim of any kind against the  Released  Parties with respect to the matters set forth in this paragraph or

                                       31

any of its subparagraphs.

     55. No Person  shall  have any claim  against  the Lead  Plaintiff  or Lead

Counsel,  or any  Settlement  Administrator,  or other agent  designated by Lead

Counsel,  based on the distributions  made  substantially in accordance with the

Stipulation  and the  Settlement  contained  herein,  the Plan of  Allocation or further orders of the Court.

     56. It is understood  and agreed by the Settling  Parties that any proposed

Plan  of  Allocation,  including,  without  limitation,  any  adjustments  to an

Authorized  Claimant's  claim set forth  therein,  is not a material part of the

Stipulation  and is to be  considered by the Court  separately  from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement set forth in the Stipulation,  and any order or proceedings  relating to the Plan of

Allocation  shall not operate to terminate or cancel the  Stipulation  or affect the  finality  of  the  Court's  Judgment  approving  the  Stipulation  and  the

Settlement  set forth  herein,  including,  but not  limited  to,  the  release,

discharge,  and  relinquishment  of the  Released  Claims  against the  Released

Parties, or any other orders entered pursuant to the Stipulation.

          LEAD COUNSEL'S ATTORNEYS' FEES AND REIMBURSEMENT OF EXPENSES
                    AND LEAD PLAINTIFF'S COMPENSATORY AWARD

     57.  Lead   Plaintiff  or  Lead  Counsel  may  submit  an   application  or

applications for an order (the "Fee and Expense  Application") for distributions to them from the Settlement Cash and Settlement  Securities for: (i) an award of attorneys' fees plus (a) reimbursement of all expenses and costs,  including the fees of any experts or consultants,  incurred in connection with prosecuting the

Action and (b) interest on such attorneys'  fees, costs and expenses at the same rate and for the same periods as earned by the Settlement  Distribution  Account

(until  paid),  as may be  awarded  by the Court;  (ii) the  financing  of other expenses; and (iii) grant of a Compensatory Award to Lead Plaintiff by the Court

(as described in ¶ 1(h)).

                                       32

     58.  Within  five (5)  business  days  after  entry of the later of (i) the

Judgment, or (ii) the Fee and Expense Award Order, notwithstanding the potential for any appeal from the Judgment and  notwithstanding any objection to or appeal from the award of  attorneys'  fees and  costs,  44% of the fee  portion of such

Award,  and 100% of the expense  portion of such Award,  shall be transferred in cash from the  Settlement  Distribution  Account to Lead Counsel.  To the extent that the cash portion of the Fee Award is  distributed  to  Plaintiff's  Counsel other than Lead Counsel,  a letter of credit for the distributed amount shall be provided to Lead Counsel.

     59.  Consistent  with  and  subject  to  the  provisions   contained  above

concerning the Settlement Securities,  AIPC shall, within ten (10) business days of the later of (i) the date that the Judgment  becomes Final,  or (ii) the date that the Fee and Expense Award Order  becomes  Final,  or as soon  thereafter as practicable  under  applicable law and  regulation,  arrange for transfer of the

Settlement  Securities  Fee  and  Expense  Award  to  Lead  Counsel  or to  such

Plaintiff's Counsel as designated by Lead Counsel.

     60. Lead Counsel  shall be  authorized by the Court to allocate the Fee and

Expense Award among all counsel  representing  Lead  Plaintiff and the Class for any work  performed  by such  counsel  that was  authorized  by Lead Counsel and contributed to the effective litigation of the Action.

     61. In the event that the  Stipulation  and the Settlement set forth herein do not become Final for any reason, or the Judgment or the Fee and Expense Award

Order is  reversed  or  modified  on  appeal,  and in the event that the Fee and

Expense  Award has been paid to any extent,  then Lead  Counsel  and  respective

Plaintiff's  Counsel  shall within five (5)  business  days from the event which precludes the Effective  Date from  occurring or such reversal or  modification,

refund to the  Settlement  Distribution  Account the fees,  expenses,  costs and interest

                                       33

previously  paid to it,  including  accrued  interest  on any such amount at the average rate earned from the time of withdrawal  until the date of refund;  and,

in the case of the Settlement Securities Fee and Expense Award, Lead Counsel and

respective  Plaintiff's  Counsel shall return to AIPC all then-unsold  shares of the Settlement  Securities Fee and Expense Award,  together with an amount equal to the  proceeds of any shares of AIPC stock that were sold,  including  accrued interest  on any such  amount at the  average  rate earned from the time of sale until the date of the refund.  The Lead Counsel and  Plaintiff's  Counsel,  as a condition  of  receiving  such fees and  expenses,  on behalf of itself and each partner  and/or  shareholder  of it,  agrees that the law firm and its  partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing this ¶ 61 of the Stipulation.

     62. The Released Parties shall have no responsibility for, and no liability whatsoever  with  respect  to,  any fee and  expense  award to Lead  Counsel  or

Plaintiff's  Counsel,  or to any other Person who may assert some claim thereto,

except as provided herein.

     63. The procedure for and the allowance or disallowance by the Court of the

Fee and Expense  Application  and  Compensatory  Award to Lead Plaintiff are not

part of the Settlement set forth in the Stipulation, and are to be considered by

the  Court   separately  from  the  Court's   consideration   of  the  fairness,

reasonableness and adequacy of the Settlement set forth in the Stipulation.  Any

order  or  proceedings   relating  to  the  Fee  and  Expense   Application  and

Compensatory  Award to Lead  Plaintiff,  or any appeal  from any order  relating thereto, shall not operate to terminate or cancel the Stipulation,  or affect or delay the finality of the Judgment  approving the Stipulation and the Settlement of the Action set forth herein.

                CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL,
                           CANCELLATION OR TERMINATION

     64.  AIPC  shall  have the  option to  terminate  the  Settlement  and this

                                       34

Stipulation  in the event that  members of the Class and Stub  Period  Class who collectively  purchased  in  excess  of 3% of the  securities  purchased  by all members of the Class and Stub  Period  Class  during  the Class  Period and Stub

Period properly elect to exclude  themselves in accordance with the requirements for  requesting  exclusion  provided  in the Notice  Order and the Notice  given pursuant thereto. Lead Counsel and AIPC's counsel shall request jointly that the deadline for  submitting  exclusions  from the Class and Stub Period Class be at least ten (10)  business  days prior to the  Settlement  Hearing.  Copies of all requests  for  exclusion  from the Class and Stub Period  Class  received by the

Settlement  Administrator  (or other  person  designated  to  receive  exclusion requests)  shall be provided to AIPC's  counsel no later than five (5)  business days prior to the Settlement Hearing. If the 3% threshold is reached, AIPC shall have until 5:00 p.m. EST on the third business day before the Settlement Hearing to inform Lead  Counsel,  in writing,  that it elects to exercise  its option to terminate.

     65. AIPC shall also have the option to terminate  the  Settlement  and this

Stipulation  in the event that Lead Plaintiff has not abided by, in any material respect, the terms of this Stipulation.

     66. In addition to the termination rights that may otherwise be provided in this  Stipulation,  and  specifically  in  addition  to the  termination  rights provided by ¶ 18-19 of this Stipulation, Lead Plaintiff shall have the option to terminate  the  Settlement  and this  Stipulation  in the event  that any of the following conditions is not met:

          (a) The  transfer  of  $150,000  into  the  Settlement  Administration

Account within ten (10) business days after execution of this Stipulation;

          (b)  The  transfer  into  the  Settlement   Distribution   Account  of

$10,850,000 plus accrued interest following entry of an order giving preliminary settlement

                                       35

approval, no later than ten (10) business days following entry of such order;

          (c)  The  issuance  of the  Net  Settlement  Securities,  as  adjusted pursuant to the upside allocation and downside  protection formulas set forth in

¶¶  13-17  above,  no later  than ten (10)  business  days  after  the  Order of

Distribution  or as soon  thereafter as  practicable  under  applicable  law and regulation, as required by ¶¶ 25-26 above; and

          (d) The  issuance  of the  Settlement  Securities  pursuant to section

3(a)(10) of the  Securities  Act of 1933 and the  Settlement  Securities  do not

constitute "restricted securities;"

          (e) The  Settling  Defendants  have not  abided  by,  in any  material respect, the terms of this Stipulation.

     67.  Unless  otherwise  agreed by Lead  Counsel and  counsel  for  Settling

Defendants in writing, and in addition to the events that trigger termination of the Settlement and this Stipulation that are set forth in this Stipulation,  the

Settlement and the Stipulation  shall be terminated in the event that any of the following conditions is not met:

          (a) The Court has entered an order  granting  preliminary  approval of the settlement and certified the Stub Period Class,  as set forth in ¶ 41 and ¶¶

39-40 above;

          (b) The Court has  entered a Judgment,  substantially  in the form and content of Exhibit C and independent of the Court's  determination  of any award of  attorneys'  fees and  expenses  or  Compensatory  Award  to Lead  Plaintiff,

granting final  approval of the  Settlement  and dismissing all Released  Claims with prejudice and without costs to any party; and

          (c) The Judgment has become Final.

     68. In the event the Stipulation shall terminate,  or be canceled, or shall not become effective for any reason, within ten (10) business days after written notification  of such

                                       36

event is sent by  counsel  for  Settling  Defendants  or Lead  Plaintiff  to the

Settlement  Administrator:  (1) the Settlement  Administration  and Distribution

Accounts  (including accrued  interest),  less expenses and any costs which have been disbursed or accrued,  and less any Taxes and Tax Expenses paid or incurred pursuant to ¶ 35 above,  shall be refunded by the  Settlement  Administrator  to

AIPC's  Insurance  Carriers  in  proportion  to their  respective  contributions thereto;  (2) AIPC's obligation to cause securities to be issued pursuant to any provision  in the  Stipulation  shall be  extinguished.  In such event,  any tax refund owing to the Settlement  Administration  and Distribution  Accounts shall also be refunded and paid to AIPC's  Insurance  Carriers in  proportion to their respective  contributions  thereto.  At the  request  of  AIPC,  the  Settlement

Administrator  or its  designee  shall  apply  for any such  refund  and pay the proceeds,  less  the cost of  obtaining  the tax  refund,  to  AIPC's  Insurance

Carriers.

     69. In the event that the  Stipulation is not approved by the Court, or the

Settlement  set  forth in the  Stipulation  is  terminated  or  fails to  become effective in accordance with its terms,  this  Stipulation and all  negotiations and  proceedings  relating  hereto  shall  be  without  prejudice  to any or all

Settling  Parties  who shall be restored to their  respective  positions  in the

Action as of July 2,  2007.  In such  event,  the terms  and  provisions  of the

Stipulation,  with the exception of ¶¶ 8 and 68, shall have no further force and effect with respect to the Settling  Parties and shall not be used in the Action or in any other proceeding for any purpose, and any Judgment or Order entered by the Court in accordance  with the terms of the  Stipulation  shall be treated as vacated, nunc pro tunc.

     70. If a case is  commenced  in respect to AIPC or any of AIPC's  Insurance

Carriers  under Title 11 of the United States Code  (Bankruptcy),  or a trustee,

receiver or conservator is appointed  under any similar law, and in the event of the  entry  of an order of a

                                       37

court of competent jurisdiction determining the transfer of the Settlement Cash,

or any  portion  thereof,  by or on behalf  of AIPC or any of  AIPC's  Insurance

Carriers to be a preference, voidable transfer, fraudulent conveyance or similar transaction,  then at Lead Plaintiff's option, this Settlement, and the releases given and Judgment entered in favor of all Settling  Defendants pursuant to this

Stipulation, shall be null and void.

     71.  Neither a  modification  nor a  reversal  on appeal of (a) any Plan of

Allocation,  (b) any amount of attorneys' fees, costs,  expenses and interest to

Lead Counsel and/or Plaintiff's  Counsel,  or (c) any Compensatory Award to Lead

Plaintiff, as described in ¶ 1(h), shall constitute a condition to the Effective

Date or grounds for cancellation and termination of the Stipulation.

                            MISCELLANEOUS PROVISIONS

     72.  The  Settling  Parties  (a)  acknowledge  that it is their  intent  to consummate  this Settlement and  Stipulation;  and (b) agree to cooperate to the extent  necessary to effectuate  and  implement all terms and  conditions of the

Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

     73. The Settling  Parties agree that during the course of this Action,  the

Settling Defendants,  Lead Plaintiff, and their respective counsel complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure.

     74.  The  Stipulation  or  Settlement  shall not be  deemed,  or offered or received in evidence as a  presumption,  a  concession,  or an  admission of any fault,  liability or wrongdoing by any party,  except as required to enforce the

Settlement.  They shall not be offered or received in evidence or otherwise used by any  person  in  this or any  other  action  or  proceeding,  whether  civil,

criminal, or administrative. The Settlement and any provisions contained herein,

are subject

                                       38

to the  "settlement  privilege"  set forth in Federal Rule of Evidence  408. The

Settlement and any provisions  contained herein, shall not be deemed, or offered or received in evidence as a presumption,  a concession,  or an admission of any fault,  liability or wrongdoing by any party,  except as required to enforce the

Settlement.  They shall not be offered or received in evidence or otherwise used by any  person  in  this or any  other  action  or  proceeding,  whether  civil,

criminal, or administrative.

     75. All of the Exhibits to the  Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

     76. The waiver by one party of any breach of this  Stipulation by any other party  shall not be deemed a waiver of any other prior or  subsequent  breach of this Stipulation.

     77. The Stipulation  may be amended or modified,  as is necessary to effect the terms of the Settlement, only by a written instrument signed by or on behalf of all Settling Parties or their successors-in-interest.

     78. The Stipulation and the Exhibits  attached hereto constitute the entire agreement among the Parties hereto;  in particular,  it is understood and agreed that there are no collateral  or oral  agreements  between the Settling  Parties that are not expressed in this Stipulation and its Exhibits.  The Lead Plaintiff and the  Settling  Defendants  expressly  warrant  that,  in entering  into this

Stipulation, they relied solely upon their own knowledge and investigation,  and not upon any promise, representation,  warranty, or other statement by any party or any  person  representing  any  party  to  this  Stipulation,  not  expressly contained in this  Stipulation  and its Exhibits.  Except as otherwise  provided herein, each party shall bear its own costs.

     79.  Lead  Counsel,  on  behalf  of the Class  and Stub  Period  Class,  is expressly

                                       39

authorized  by the Lead  Plaintiff to take all  appropriate  action  required or permitted  to be taken  by the  Class  and Stub  Period  Class  pursuant  to the

Stipulation  to effectuate  its terms and also is expressly  authorized to enter into any  modifications  or amendments to the Stipulation on behalf of the Class and Stub Period  Class  which it deems  appropriate.

     80. Each counsel or other Person  executing the  Stipulation  or any of its

Exhibits on behalf of any party hereto hereby  warrants that such person has the full authority to do so. All orders and agreements  entered during the course of the Action  relative to the  confidentiality  of information  shall survive this

Stipulation.

     81.  The  Stipulation  may be  executed  by  facsimile  and in one or  more counterparts.  All executed  counterparts and each of them shall be deemed to be one and the same  instrument.  Counsel for the Parties to the Stipulation  shall exchange among themselves  original signed  counterparts,  and a complete set of original executed counterparts shall be filed with the Court.

     82. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties hereto.

     83. The Court shall retain  jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all Settling Parties hereto and their  counsel  submit  to  the  jurisdiction  of  the  Court  for  purposes  of implementing and enforcing the Settlement embodied in the Stipulation.

     84. The  Stipulation  and the Exhibits  hereto shall be  considered to have been  negotiated,  executed and delivered,  and to be wholly  performed,  in the

State  of  Missouri,  and the  rights  and  obligations  of the  parties  to the

Stipulation shall be construed and enforced in accordance with, and governed by,

the laws of the State of Missouri without giving effect to that

                                       40

state's choice of law principles.

     IN WITNESS  WHEREOF,  the parties hereto have caused the  Stipulation to be executed, by their duly authorized attorneys, as of October 26, 2007.

DATED:  10/26/07                        POMERANTZ HAUDEK BLOCK GROSSMAN
                                            & GROSS LLP

                                        By:  /s/ Marc I. Gross
                                           -------------------------------------
                                        Stanley M. Grossman, Esq.
                                        Marc I. Gross, Esq.
                                        Daniel L. Berger, Esq.
                                        Jason C. Cowart, Esq.
                                        100 Park Avenue, 26th Floor
                                        New York, New York 10017
                                        Telephone: (212) 661-1100
                                        Facsimile: (212) 661-8665

                                        POMERANTZ HAUDEK BLOCK GROSS &
                                        GROSSMAN LLP
                                        Patrick V. Dahlstrom, Esq.
                                        Leigh Handelman, Esq.
                                        One North LaSalle Street, Suite 2225
                                        Chicago, Illinois 60602-3908
                                        Telephone: (312) 377-1181
                                        Facsimile: (312) 377-1184

                                        Attorneys for Lead Plaintiff Iron
                                        Workers Local 40, 361 and 417 Union
                                        Security Funds, Individually and On
                                        Behalf of All Others Similarly Situated

                                       41

DATED:  10/26/07                        DAVIS POLK & WARDWELL

                                        By:  /s/ James H.R. Windels
                                           -------------------------------------
                                        James H.R. Windels
                                        Edmund Polubinski III
                                        450 Lexington Avenue
                                        New York, New York 10017
                                        Telephone: (212)  450-4000
                                        Facsimile: (212) 450-3800

DATED:  10/26/07                        BLACKWELL SANDERS PEPER MARTIN LLP

                                        By:  /s/ Michael Thompson
                                           -------------------------------------
                                        Michael Thompson
                                        4801 Main Street, Suite 1000
                                        Kansas City, Missouri 64112
                                        Telephone: (816) 983-8000
                                        Facsimile: (816) 983-8080

                                        Attorneys for Defendants American
                                        Italian Pasta Company, Walter N. George,
                                        Jerry H. Dear, William R. Patterson,
                                        James A. Heeter, and Jonathan E. Baum

DATED:  10/26/07                        BRYAN CAVE

                                        By:  /s/ Christopher C. Javillonar
                                           -------------------------------------
                                        Fred L. Sgroi
                                        W. Perry Brandt
                                        Christopher C. Javillonar
                                        1200 Main Street, Suite 3500
                                        Kansas City, Missouri 64105
                                        Telephone: (816) 374-3200
                                        Facsimile: (816) 374-3300

                                        Attorneys for Defendant Timothy Webster

                                       42

DATED:  10/26/2007                     LATHROP & GAGE, L.C.

                                        By:  /s/ Jean Paul Bradshaw II
                                           -------------------------------------

                                        Jean Paul Bradshaw, II
                                        2345 Grand Avenue, Suite 2800
                                        Kansas City, Missouri  64108-2684
                                        Telephone:  (816) 292-2000
                                        Facsimile: (816) 292-2001

                                        Attorneys for Defendant Warren B.
                                        Schmidgall

DATED:  10/26/07                        BERKOWITZ OLIVER WILLIAMS SHAW &
                                        EISENBRANDT LLP

                                        By:  /s/ James L. Eisenbradt
                                           -------------------------------------

                                        James L. Eisenbrandt
                                        David F. Oliver
                                        Nick J. Kurt
                                        2600 Grand Boulevard, Suite 1200
                                        Kansas City,  Mssouri 64108
                                        Telephone: (816) 561-7007
                                        Facsimile: (816) 561-1888

                                        Attorneys for Defendant George D. Shadid

DATED:  Oct. 26, 2007                   ROUSE HENDRICKS GERMAN MAY PC

                                        By  /s/ William D. Beil
                                           -------------------------------------
                                        Charles W. German
                                        William D. Beil
                                        Brandon J.B. Boulware
                                        1010 Walnut Street, Suite 400
                                        Kansas City, Missouri 64106
                                        Telephone: (816) 471-7700
                                        Facsimile: (816) 471-2221

                                        Attorneys for Defendant Horst W.
                                        Schroeder

                                       43